    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 1995


                                                       REGISTRATION NO. 33-56451
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       ON
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         FOOD 4 LESS SUPERMARKETS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          5411                         95-4222386
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)
                                     SUBSIDIARY REGISTRANTS
       ALPHA BETA COMPANY                  CALIFORNIA                      95-1456805
BAY AREA WAREHOUSE STORES, INC.            CALIFORNIA                      93-1087199
       BELL MARKETS, INC.                  CALIFORNIA                      94-1569281
            CALA CO.                        DELAWARE                       95-4200005
        CALA FOODS, INC.                   CALIFORNIA                      94-1342664
         FALLEY'S, INC.                      KANSAS                        48-0605992
FOOD 4 LESS OF CALIFORNIA, INC.            CALIFORNIA                      33-0293011
      FOOD 4 LESS GM, INC.                 CALIFORNIA                      95-4390407
FOOD 4 LESS MERCHANDISING, INC.            CALIFORNIA                      33-0483193
FOOD 4 LESS OF SOUTHERN CALIFORNIA, INC.             DELAWARE              33-0483203
  (EXACT NAME OF REGISTRANT AS  (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER
   SPECIFIED IN ITS CHARTER)     INCORPORATION OR ORGANIZATION)      IDENTIFICATION NUMBER)

                           777 SOUTH HARBOR BOULEVARD
                           LA HABRA, CALIFORNIA 90631
                                 (714) 738-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              MARK A. RESNIK, ESQ.
                          VICE PRESIDENT AND SECRETARY
                         FOOD 4 LESS SUPERMARKETS, INC.
                           777 SOUTH HARBOR BOULEVARD
                           LA HABRA, CALIFORNIA 90631
                                 (714) 738-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

             THOMAS C. SADLER, ESQ.                        WILLIAM M. HARTNETT, ESQ.
             PAMELA B. KELLY, ESQ.                          CAHILL GORDON & REINDEL
                LATHAM & WATKINS                                 80 PINE STREET
             633 WEST FIFTH STREET                          NEW YORK, NEW YORK 10005
         LOS ANGELES, CALIFORNIA 90071                           (212) 701-3000
                 (213) 485-1234

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SECTION 8(A) MAY DETERMINE.
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

                         FOOD 4 LESS SUPERMARKETS, INC.

                             CROSS-REFERENCE SHEET

           PURSUANT TO RULE 404(A) AND ITEM 501(B) OF REGULATION S-K

ITEM NO.               FORM S-4 CAPTION                          PROSPECTUS CAPTION
- --------   -----------------------------------------  -----------------------------------------
    1.     Forepart of the Registration Statement
           and Outside Front Cover Page of
           Prospectus...............................  Facing Page; Cross Reference Sheet;
                                                      Outside Front Cover Page
    2.     Inside Front and Outside Back Cover Pages
           of Prospectus............................  Inside Front Cover Page; Outside Back
                                                      Cover Page
    3.     Risk Factors, Ratio of Earnings to Fixed
           Charges and Other Information............  Summary; Risk Factors; Business; Selected
                                                        Historical Financial Data of Food 4
                                                        Less
    4.     Terms of the Transaction.................  The Exchange Offers and Solicitation;
                                                      Certain Federal Income Tax
                                                        Considerations; The Proposed
                                                        Amendments; Description of the New F4L
                                                        Notes; Appendix A; Appendix B
    5.     Pro Forma Financial Information..........  Unaudited Pro Forma Combined Financial
                                                        Statements
    6.     Material Contracts with the Company Being
           Acquired.................................  *
    7.     Additional Information Required for
           Reoffering by Person and Parties Deemed
           to Be Underwriters.......................  *
    8.     Interests of Named Experts and Counsel...  Legal Matters; Experts
    9.     Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities..............................  *
   10.     Information with Respect to S-3
           Registrants..............................  *
   11.     Incorporation of Certain Information by
           Reference................................  *
   12.     Information with Respect to S-2 or S-3
           Registrants..............................  *
   13.     Incorporation of Certain Information by
           Reference................................  *
   14.     Information with Respect to Registrants
           Other than S-3 or S-2 Registrants........  Inside Front Cover Page; Summary; Pro
                                                      Forma Capitalization; Selected Historical
                                                        Financial Data of Food 4 Less;
                                                        Management's Discussion and Analysis of
                                                        Financial Condition and Results of
                                                        Operations; Business; Consolidated
                                                        Financial Statements of Food 4 Less
   15.     Information with Respect to S-3
           Companies................................  *
   16.     Information with Respect to S-2 or S-3
           Companies................................  *
   17.     Information with Respect to Companies
           Other than S-2 or S-3 Companies..........  *
   18.     Information If Proxies, Consents or
           Authorizations Are to Be Solicited.......  *
   19.     Information If Proxies, Consents or
           Authorizations Are not to Be Solicited,
           or in an Exchange Offer..................  Management; Executive Compensation;
                                                        Principal Stockholders; Certain
                                                        Relationships and Related Transactions

- ---------------
* Inapplicable

PROSPECTUS AND SOLICITATION STATEMENT


                         FOOD 4 LESS SUPERMARKETS, INC.
                       TO BE COMBINED THROUGH MERGER WITH

                             RALPHS GROCERY COMPANY

                               OFFERS TO EXCHANGE
                                     UP TO

               $175,000,000 OF ITS SENIOR NOTES DUE MARCH 1, 2004

                                    FOR ITS
                     10.45% SENIOR NOTES DUE APRIL 15, 2000
                                   AND UP TO

     $145,000,000 OF ITS 13.75% SENIOR SUBORDINATED NOTES DUE MARCH 1, 2005

                                    FOR ITS
               13.75% SENIOR SUBORDINATED NOTES DUE JUNE 15, 2001

                          AND SOLICITATION OF CONSENTS
                            ------------------------


     Food 4 Less Supermarkets, Inc. ("Food 4 Less") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and Solicitation Statement and in the accompanying Consent and Letter of Transmittal (the "Letter of Transmittal"), (i) to holders of its 10.45% Senior Notes due 2000 (the "Old F4L Senior Notes") to exchange (the "F4L Senior Notes Exchange Offer") such Old F4L Senior Notes for new Senior Notes due 2004 (the "New F4L Senior Notes"), plus $5.00 in cash for each $1,000 principal amount tendered for exchange (the "Senior Notes Exchange Payment") and (ii) to holders of its 13.75% Senior Subordinated Notes due 2001 (the "Old F4L Senior Subordinated Notes," and together with the Old F4L Senior Notes, the "Old F4L Notes") to exchange (the "F4L Senior Subordinated Notes Exchange Offer," and together with the F4L Senior Notes Exchange Offer, the "Exchange Offers") such Old F4L Senior Subordinated Notes for new 13.75% Senior Subordinated Notes due 2005 (the "New F4L Senior Subordinated Notes," and together with the New F4L Senior Notes, the "New F4L Notes") plus $20.00 in cash for each $1,000 principal amount tendered for exchange (the "Senior Subordinated Notes Exchange Payment," and together with the Senior Notes Exchange Payment, the "Exchange Payment"), in each case as more fully described below.


         FOR EACH $1,000                                     THE TENDERING HOLDER
       PRINCIPAL AMOUNT OF:                                      WILL RECEIVE
- ----------------------------------   --------------------------------------------------------------------
Old F4L Senior Notes                 $1,000 principal amount of New F4L Senior Notes and $5.00 in cash, plus accrued and unpaid interest to the date of exchange.
Old F4L Senior Subordinated Notes    $1,000 principal amount of New F4L Senior Subordinated Notes and
                                     $20.00 in cash, plus accrued and unpaid interest to the date of exchange.


     Concurrently with the Exchange Offers and the other financing transactions described herein, Food 4 Less is offering up to $400 million principal amount of New F4L Senior Notes pursuant to a public offering (the "Public Offering") registered under the Securities Act of 1933, as amended (the "Securities Act"). The Public Offering is expected to price ten business days preceding the Expiration Date (as defined). The New F4L Senior Notes offered pursuant to the F4L Senior Notes Exchange Offer will be part of the same issue as the New F4L Senior Notes offered pursuant to the Public Offering and will bear interest at a fixed rate per annum equal to the greater of (a) 11% and (b) the Applicable Treasury Rate (as defined) plus 375 basis points (3.75 percentage points); provided, however, that in no event will the New F4L Senior Notes offered for exchange hereby bear interest at a rate per annum that is less than the interest rate on the New F4L Senior Notes offered pursuant to the Public Offering.



     THE EXCHANGE OFFERS AND THE SOLICITATION (AS DEFINED) WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 22, 1995, UNLESS EXTENDED (THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AND TENDERS MAY BE WITHDRAWN AT ANY TIME UNTIL THE LATER OF (A) SUCH TIME AS THE REQUISITE CONSENTS (AS DEFINED) WITH RESPECT TO THE APPLICABLE ISSUE OF OLD F4L NOTES HAVE BEEN RECEIVED AND THE SUPPLEMENTAL INDENTURE (AS DEFINED) FOR SUCH ISSUE HAS BEEN EXECUTED AND (B) 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 22, 1995. FOOD 4 LESS EXPECTS TO EXTEND THE EXPIRATION DATE TO A DATE THAT IS TEN BUSINESS DAYS FOLLOWING THE PRICING OF THE PUBLIC OFFERING.



                            ------------------------

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED
            IN EVALUATING THE EXCHANGE OFFERS AND THE SOLICITATION.
                            ------------------------

     The Dealer Managers for the Exchange Offers and the Solicitation are:

BT SECURITIES CORPORATION

                                          CS FIRST BOSTON

                                                    DONALDSON, LUFKIN & JENRETTE
                                      S E C U R I T I E S  C O R P O R A T I O N
                            ------------------------


   The date of this Prospectus and Solicitation Statement is January 25, 1995

(cover page continued)

     The Exchange Offers and the Solicitation (as defined) are part of the financing required to consummate the proposed merger (the "RSI Merger") of Food 4 Less with and into Ralphs Supermarkets, Inc. ("RSI"). Immediately following the RSI Merger, Ralphs Grocery Company ("RGC"), a wholly-owned subsidiary of RSI, will merge with and into RSI (the "RGC Merger," and together with the RSI Merger, the "Merger") and RSI will change its name to Ralphs Grocery Company ("Ralphs Grocery Company" or the "Company"). As a result of the Merger, the New F4L Notes and any Old F4L Notes not exchanged in the Exchange Offers will be the obligations of the Company.

     Concurrently with the Exchange Offers, Food 4 Less is soliciting (the "Solicitation") consents ("Consents") from holders of each of the Old F4L Senior Notes (the "Old F4L Senior Noteholders") and the Old F4L Senior Subordinated Notes (the "Old F4L Senior Subordinated Noteholders," and together with the Old F4L Senior Noteholders, the "Old F4L Noteholders") representing at least a majority in aggregate principal amount of each of the outstanding Old F4L Senior Notes and the Old F4L Senior Subordinated Notes held by persons other than Food 4 Less and its affiliates (the "Requisite Consents") to certain amendments described herein (the "Proposed Amendments") to the indentures under which the Old F4L Notes were issued (collectively, the "Old F4L Indentures"). As of January 1, 1995, there were issued and outstanding $175 million aggregate principal amount of the Old F4L Senior Notes and $145 million aggregate principal amount of the Old F4L Senior Subordinated Notes. HOLDERS OF OLD F4L NOTES WHO DESIRE TO ACCEPT THE APPLICABLE EXCHANGE OFFER MUST CONSENT TO THE PROPOSED AMENDMENTS. The Proposed Amendments will only become operative upon consummation of the Exchange Offers. The primary purpose of the Proposed Amendments is to permit the Merger and to eliminate substantially all of the restrictive covenants in the Old F4L Indentures.


     Interest on the New F4L Senior Notes will be payable semiannually on each March 1 and September 1, commencing on September 1, 1995, at the rate set forth above. The New F4L Senior Notes will mature on March 1, 2004. Interest on the New F4L Senior Subordinated Notes will be payable semiannually on each March 1 and September 1, commencing September 1, 1995, at the rate of 13.75% per annum. The New F4L Senior Subordinated Notes will mature on March 1, 2005. The New F4L Senior Notes will be redeemable, in whole or in part, at the option of the Company, at any time on and after March 1, 2000 and the New F4L Senior Subordinated Notes will be redeemable, in whole or in part, at the option of the Company, at any time on and after June 15, 1996, each at the respective redemption prices set forth herein, plus accrued and unpaid interest to the redemption date. In addition, on or prior to March 1, 1998, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined) to redeem up to an aggregate of 35% of the New F4L Senior Notes originally issued, at a redemption price equal to 111% of the principal amount thereof if redeemed during the 12 months commencing on March 1, 1995, 109.625% of the principal amount thereof if redeemed during the 12 months commencing on March 1, 1996 and 108.25% of the principal amount thereof if redeemed during the 12 months commencing on March 1, 1997, in each case plus accrued and unpaid interest, if any, to the redemption date. Upon a Change of Control (as defined) each holder of New F4L Notes has the right to require the Company to repurchase such holders' New F4L Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. In addition, subject to certain conditions, the Company will be obligated to make an offer to repurchase the New F4L Notes at 100% of their principal amount, plus accrued and unpaid interest to the date of repurchase, with the net cash proceeds of certain sales or other dispositions of assets.


     The New F4L Senior Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with other senior and unsecured indebtedness of the Company. However, the New F4L Senior Notes will be effectively subordinated to all secured indebtedness of the Company and its subsidiaries, including indebtedness under the New Credit Facility (as defined). See "Risk Factors -- Corporate Structure" and "-- Effects of Asset Encumbrances." The New F4L Senior Notes will rank senior in right of payment to all subordinated indebtedness of the Company, including the New F4L Senior Subordinated Notes, the Old F4L Senior Subordinated Notes that remain outstanding following the F4L Senior Subordinated Notes Exchange Offer (collectively, the "F4L Senior Subordinated Notes") and the RGC Senior Subordinated Notes (as defined). At September 17, 1994, on a pro forma basis after giving effect to the Merger and the Financing (and certain related assumptions), the Company and its subsidiaries would have had outstanding $992.7 million aggregate principal amount of secured indebtedness.

                                       ii